EXHIBIT 4.1

EXECUTION VERSION

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 21, 2022, between Lockheed Martin Corporation, a Maryland corporation (the “Corporation”), and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Corporation has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of September 6, 2011, providing for the issuance from time to time of Securities of the Corporation, to be issued in one or more series;

WHEREAS, Section 9.01(5) of the Indenture provides that the Corporation may amend or supplement the Indenture or the Securities of any series without notice to or consent of any Securityholder to change or eliminate any of the provisions of the Indenture; provided, however, that any such change or elimination shall become effective only when there is no outstanding Security of any series created prior to the execution of such amendment or supplement that is entitled to the benefit of such provision;

WHEREAS, the Corporation desires to enter into this Supplemental Indenture to provide for the amendments set forth in Section 4 hereof, which amendments shall apply only to any new series of Securities issued after the date hereof and shall not apply to any series of Securities that is outstanding on the date hereof; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid and binding agreement of the parties, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects and, pursuant to Section 9.01 of the Indenture, the Corporation and the Trustee are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Corporation and the Trustee mutually covenant and agree for the equal and ratable benefit of the Securityholders of each series of Securities issued after the date hereof as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. RELATIONSHIP WITH INDENTURE. The terms and provisions contained in this Supplemental Indenture will constitute, and are hereby expressly made, a part of the Indenture with respect to each series of Securities issued after the date hereof, and the Corporation and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. The Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument with respect to each series of Securities issued after the date hereof. In the event that any provision of this Supplemental Indenture expressly limits, qualifies or conflicts with a provision of the Indenture with respect to any series of Securities issued after the date hereof, such provision of this Supplemental Indenture shall control.

3. EFFECTIVENESS; CONDITIONS PRECEDENT. The Corporation represents and warrants that each of the conditions precedent to the amendment and supplement of the Indenture (including such conditions pursuant to Article 9 of the Indenture) have been satisfied in all respects. Pursuant to Section 9.06 of the Indenture, the Corporation has provided to the Trustee a Board Resolution authorizing the execution of this Supplemental Indenture and an Opinion of Counsel and has requested that the Trustee join with the Corporation in the execution of this Supplemental Indenture. The Corporation and the Trustee are on this date executing this Supplemental Indenture, which will become effective and operative on the date hereof.

4. INDENTURE AMENDMENTS. Pursuant to Section 9.01 of the Indenture, the Indenture is hereby amended with respect to any new series of Securities issued after the date hereof as follows:

(a)	Section 2.02 is hereby amended to add “, electronic” after the word “manual”;

(b)	the reference in the first sentence of Section 3.04 to “20 days” is hereby replaced with “10 days”; and

(c)	the first sentence of Section 3.05 is hereby deleted and replaced with the following language:

“Any redemption or notice may, at the Corporation’s discretion, be subject to one or more conditions precedent and, at the Corporation’s discretion, the redemption date may be delayed until such time as any or all such conditions precedent included at the Corporation’s discretion shall be satisfied (or waived by the Corporation) or the redemption date may not occur and such notice may be rescinded if all such conditions precedent included at the Corporation’s discretion shall not have been satisfied (or waived by the Corporation). Following the satisfaction or waiver of all conditions precedent, if any, Securities called for redemption shall be due and payable on the applicable redemption date at the redemption price stated in the notice.”

5. RATIFICATION OF THE INDENTURE; SUPPLEMENTAL INDENTURE PART OF THE INDENTURE. Except as expressly amended hereby with respect to any new series of Securities issued after the date hereof only, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes for any new series of Securities issued after the date hereof only, and every holder of a Security hereafter authenticated and delivered shall be bound hereby. The rights, protections and indemnities provided to the Trustee under the Indenture shall apply to any action (or inaction) of the Trustee in connection herewith, including in connection with the execution and delivery of this Supplemental Indenture.

6. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Corporation shall not have any liability for any obligation of the Corporation under any series of Securities or this Supplemental Indenture or for any claim based on, with respect to or by reason of such obligations or their creation. All such liability is waived and released as a condition of, and as partial consideration for, the execution of this Supplemental Indenture and the issue of any Securities after the date hereof.

7. GOVERNING LAW. The laws of the State of Maryland shall govern this Supplemental Indenture.

8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed signature page of this Supplemental Indenture by facsimile or any other rapid transmission device designed to produce a written record of the communication transmitted shall be as effective as delivery of a manually executed counterpart thereof. The words “execution,” “executed,” “signed,” signature” and words of like import in this Supplemental Indenture or in any other certificate, agreement or document related to this Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Corporation.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

LOCKHEED MARTIN CORPORATION

By:	/s/ John W. Mollard
Name:	John W. Mollard
Title:	Vice President and Treasurer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (as successor in interest to U.S. Bank National Association), as Trustee

By:	/s/ Brandon Bonfig
Name:	Brandon Bonfig
Title:	Vice President